Exhibit 3.1

AMENDED AND RESTATED

BYLAWS

OF

CASCADE CORPORATION

ARTICLE 1

Offices

The principal office of Cascade Corporation (the “Corporation”) in the state of Oregon is to be located in the city of Fairview. The Corporation may have such other offices, either within or without the state of Oregon, as the Board of Directors may designate or as the business of the Corporation may from time to time determine.

ARTICLE II

Shareholders

2.1 Annual Meeting. Unless a different date or time is fixed by the Board of Directors and stated in the notice of meeting, the annual meeting of the shareholders is to be held on the second Thursday of May each year at 10:00 a.m. for the purpose of electing Directors and for the transaction of such other business as may come before the meeting.

2.2 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, may be called by the Secretary on the request of the Chairman or on the request in writing of three Directors, and must be called if one or more written demands for a meeting describing the purpose or purposes for which it is to be held are signed, dated, and delivered to the Secretary by the shareholders of record holding at least ten percent of all votes entitled to be cast on any issue proposed to be considered at the meeting.

2.3 Place of Meeting. The Board of Directors will determine the place of meeting for all annual and special meetings of the shareholders, which may be within or without the state of Oregon. In the absence of any such determination, all meetings of shareholders are to be held at the principal office of the Corporation in the state of Oregon.

2.4 Notice of Meeting. Written or printed notice stating the date, time, and place of the meeting and, in case of a special meeting or as required by the Oregon Business Corporation Act (the “Act”), the purpose or purposes for which the meeting is called must be given not earlier than 50 nor less than 10 days before the date of the meeting, delivered personally, by mail, or by any other method authorized by the Act, by or at the direction of the Secretary, or other persons calling the meeting, to each shareholder of record entitled to vote at the meeting and to any other shareholder entitled by the Act or the Articles of Incorporation to receive notice of the meeting. If mailed, the notice is effective and deemed to be delivered when deposited postpaid in the United States mail, addressed to the shareholder at his or her address as shown in the Corporation’s current record of shareholders. A written waiver of notice of a meeting signed by the shareholder or shareholders entitled to the notice, whether before or after the time stated therein, is equivalent to the giving of notice upon the delivery of the waiver to the Corporation for inclusion in the minutes or filing with the corporate records. If a meeting is adjourned to a different date, time, or place announced at the meeting before adjournment, notice need not be given of the new date, time, or place unless a new record date for the adjourned meeting is or must be fixed under the Act.

2.5 Fixing of Record Date. The Board of Directors may fix a future date as the record date to determine the shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote, to take any other action, or to receive payment of any share or cash dividend or other distribution. This date is not to be earlier than 70 days or, in the case of a meeting, not later than 10 days before the meeting or action requiring a determination of shareholders. The record date for any meeting, vote, or other action of the shareholders must be the same for all voting groups. If not otherwise fixed by the Board of Directors, the record date to determine shareholders entitled to notice of and to vote at an annual or a special meeting of shareholders is the close of business on the day before the notice is first mailed or otherwise transmitted for delivery to shareholders. If not otherwise fixed by the Board of Directors, the record date to determine shareholders entitled to receive payment of any share or cash dividend or other distribution is the close of business on the day that the Board of Directors authorizes the share, cash dividend, or other distribution.

2.6 Quorum; Manner of Acting. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to the matter. Unless the Articles of Incorporation or the Act provides otherwise, a majority of the votes entitled to be cast on the matter by the voting group, represented in person or by proxy, constitute a quorum of that voting group for action on that matter. If a quorum exists, action on a matter, other than the election of Directors, will be approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Act or the Articles of Incorporation require a greater number of affirmative votes. Directors are to be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

2.7 Proxies. A shareholder may vote shares in person or by proxy. A shareholder may authorize a person or persons to act for the shareholder as proxy in any manner permitted by applicable law. An authorization of a proxy is effective when received by the secretary or other officer of the Corporation authorized to tabulate votes. No proxy is valid after 11 months from the date of its execution unless otherwise expressly provided in the proxy.

2.8 Voting of Shares. Each outstanding share of the Corporation’s common stock is entitled to one vote on each matter submitted to a vote at a meeting of the shareholders, except that shares owned, directly or indirectly, by another corporation in which the Corporation owns, directly or indirectly, a majority of the shares entitled to vote for the election of directors of the other corporation may not be voted at any meeting or counted in determining the total number of outstanding shares for purposes of any meeting.

2.9 Acceptance of Votes. If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder on the book of the Corporation as of the record date set for such voting, the Corporation may accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder.

2.10 Action by Majority Consent. Any action required or permitted to be taken at an annual or special meeting of shareholders of the Corporation may be taken without a meeting if consented to in writing by the holders of outstanding shares having at least the minimum number of votes necessary to authorize or ratify such an action if taken at a meeting at which all shares entitled to vote were present and voted.

ARTICLE III

Committees

3.1 Committees. There may be established as committees of the Board of Directors an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee, each of which, if established, shall have the powers and functions set forth herein, and such additional powers as may be delegated by the Board of Directors. The size and membership of the committees shall be determined by the Board of Directors, and shall be composed solely of Directors independent of management.

3.2 The Audit Committee. The Audit Committee, if any, shall select, on behalf of the Corporation, independent public accountants to (1) audit the books of account and other Corporate records; and (2) perform such other duties as the Committee may from time to time prescribe. The Committee shall transmit financial statements certified by such independent public accountants to the Board of Directors after the close of each fiscal year. The Committee shall confer with such accountants and approve the scope of the audit of the records. The Committee shall have the power to confer with and direct the officers of the Corporation to the extent necessary to review the internal controls, accounting practices, financial structure and reporting of the Corporation. From time to time, the Committee shall report to and advise the Board of Directors concerning the results of its consultation and review such other matters as the Committee believes merit review by the Board of Directors

ARTICLE IV

Directors

4.1 General Powers. The business and affairs of the Corporation are to be managed under the direction of its Board of Directors.

4.2 Number, Tenure, and Qualifications. The number of Directors elected and serving may be changed from time to time by the Board of Directors, but shall be at least three and no more than nine. Each Director will hold office for a term of one year until the next annual meeting of the shareholders or until his or her successor is elected and qualified unless sooner removed from office as hereinafter provided. Directors do not need to be residents of the state of Oregon or shareholders of the Corporation.

4.3 Regular Meetings. A regular meeting of the Board of Directors will be held without other notice than this Bylaw immediately after each annual election of Directors, and the newly elected Directors shall meet for the purpose of organization, the election of officers, and the transaction of other business. The Board of Directors may provide by resolution the time and place, either within or without the state of Oregon, for the holding of additional regular meetings without other notice than the resolution.

4.4 Special Meetings. Special meetings of the Board of Directors shall be called by the Secretary at the request of the Chairman or a majority of the Board of Directors. Special meetings of the Directors may be held at one time and at any place, without notice, when all members of the Board are present and consent thereto. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the state of Oregon, as the place for holding any special meeting of the Board of Directors called by them. Any business authorized or required to be transacted by the Directors may be transacted at any special meeting.

4.5 Notice; Waiver. Notice of the date, time, and place of any special meeting must be given at least two days in advance either orally or in writing. Notice may be delivered by telephone, telegraph, mail, or e-mail. The notice is effective at the earliest of (a) receipt, (b) when transmitted by e-mail, (c) three days after deposit in the United States mail, as evidenced by the postmark, if mailed postpaid and correctly addressed, and (d) the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. A Director’s attendance at, or participation in, a meeting constitutes a waiver of notice of the meeting, unless the Director, at the beginning of the meeting or promptly upon the Director’s arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Any Director may also waive notice of any meeting by signing a written waiver, whether before or after the time stated therein, that specifies the meeting for which notice is waived and that is filed with the minutes or corporate records. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors need be specified in any notice or waiver of notice of the meeting.

4.6 Quorum. A majority of the number of Directors fixed by resolution under Section 4.2 constitutes a quorum for the transaction of business at any meeting of the Board of Directors. If any meeting of the Directors cannot be organized for want of a quorum, a majority of the Directors there present may adjourn the meeting from time to time without notice until a quorum shall attend.

4.7 Manner of Acting. The affirmative vote of a majority of the Directors present at a meeting at which a quorum is present is the act of the Board of Directors.

4.8 Vacancies. Any vacancy occurring in the Board of Directors, including any Directorship to be filled by reason of an increase in the number of Directors, may be filled by the shareholders or by the Board of Directors or, if the Directors remaining in office constitute fewer than a quorum, by the affirmative vote of a majority of all the directors remaining in office.

4.9 Presumption of Assent. A Director who is present at a meeting of the Board of Directors when corporate action is taken will be deemed to have assented to the action taken unless (a) the Director objects at the beginning of the meeting, or promptly upon the Director’s arrival, to holding the meeting or transacting business at the meeting; (b) the Director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) the Director delivers written notice of dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a Director who votes in favor of the action taken.

4.10 Removal of Directors. All or any number of the Directors may be removed by the shareholders with or without cause at a meeting expressly called for that purpose at which a quorum is present or by written consent. Any meeting notice must state that the purpose or one of the purposes of the meeting is the removal of the Director or Directors.

4.11 Action Without Meeting. Any action required or permitted by the Act to be taken at a meeting of the Board of Directors may be taken without a meeting if one or more consents in writing, describing the action so taken, are signed by all the Directors and included in the minutes or filed with the corporate records reflecting the action taken.

4.12 Meetings by Telephone. Meetings of the Board of Directors may be held by means of conference telephone or any other means of communication by which all Directors participating can hear each other simultaneously during the meeting, and such participation constitutes presence in person at the meeting.

4.14 Appointment of an Executive Committee. The Board of Directors may appoint an Executive Committee consisting of the President and not less than two other officers of the Corporation, to coordinate the Corporation’s operations and to exercise general supervision over all the property, business, and affairs of the Corporation. The President shall preside over the Executive Committee, which shall be subject to the authority of the Board of Directors and the President.

ARTICLE V

Officers

5.1 Officers. The officers of the Corporation include a President and a Secretary, each of whom are appointed by the Board of Directors. The officers of the Corporation may also include a Chairman, one or more Vice Presidents as may from time to time be deemed advisable by the Board of Directors, a Chief Financial Officer, a Treasurer, and such other officers as may from time to time be appointed by the Board of Directors. If specifically authorized by the Board of Directors, a duly appointed officer may appoint one or more officers or assistant officers. The same individual may simultaneously hold more than one office in the Corporation.

5.2 Appointment and Term of Office. The officers of the Corporation are to be appointed annually at the regular annual meeting of the Board of Directors described in Section 4.3. Each officer will hold office until his or her successor is duly appointed, or until his or her death, or until he or she resigns or is removed in the manner hereinafter provided.

5.3 Removal. The Board of Directors may remove any officer at any time with or without cause. The appointment of an officer does not of itself create contract rights, and the resignation or removal of an officer does not affect the contract rights, if any, of the Corporation or the officer.

5.4 Vacancies and Absences. A vacancy in any office because of death, resignation, removal, or otherwise may be filled by the Board of Directors for the unexpired portion of the term. In the case of the absence of any officer of the Company, or for any other reason that may seem sufficient to the Board, the Board of Directors may delegate his powers and duties to any other officer or to any Director.

5.5 General Authority and Duties. In addition to the specific duties set forth below, the officers shall have such other authorities and perform such other duties as may elsewhere in these Bylaws be required of them or that may be usual for their officers of that may be designated by resolution of the Board of Directors.

5.6 President. The President is the chief executive officer and head of the Corporation and, subject to the control of the Board of Directors, in general supervises and controls all the business and affairs of the Corporation. The President may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation and any deeds, mortgages, bonds, contracts, promissory notes, or other instruments that the Board of Directors has authorized to be executed, unless the signing and execution are expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or are required by law to be otherwise signed or executed; and in general the President performs all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time. The President shall have general supervision over all the property, business, and interests of the Corporation as well as over its officers, employees, and agents. The President shall make annual reports showing the condition of the affairs of the Corporation, making such recommendations as he thinks proper, submitting the same to the Board of Directors, and subsequently, to the annual meeting of the shareholders, and he shall, from time to time, bring before the Directors such information as may be required touching upon the business and property of the Corporation.

5.7 Vice Presidents. In the absence of the President, or in the event of the President’s death or inability or refusal to act, the Vice President (or, if there is more than one Vice President, the Vice Presidents in the order designated at the time of their appointment, or, in the absence of any designation, then in the order of their appointment) performs the duties of the President and, when so acting, has all the powers of and is subject to all the restrictions on the President. Any Vice President may sign, with the Secretary or an assistant secretary, certificates for shares of the Corporation; and performs such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

5.8 Chairman. The Chairman shall preside at all meetings of the shareholders and Directors; he shall be the inspector of all elections of Directors and certify who are elected; he shall also act as inspector of the voting on any other matter or resolution unless the meeting appoints special inspectors for such purposes. The Chairman may also represent the Corporation in any manner requested by the Board of Directors or the President.

5.9 Secretary. The Secretary (a) keeps the minutes of meetings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) sees that all notices, such as notices of Directors’ and shareholders’ meetings, are duly given in accordance with the provisions of these Bylaws or as required by law; (c) is custodian of the corporate records and responsible for the authentication of those records; (d) keeps or causes to be kept a register of the post office address that each shareholder furnishes to the secretary; (e) prepares and submits at every meeting of the shareholders a certified list of the shareholders of the Corporation and those entitled to vote at such meeting, which list shall be prima facie evidence of the right to vote; (f) signs with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which has been authorized by a resolution of the Board of Directors; (g) has general charge of the stock transfer books of the Corporation and shall produce the stock transfer books whenever required to do so by any shareholder; (h) countersigns all bonds, deeds, mortgages and other documents requiring the seal of the Corporation; and (i) in general performs all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

5.10 Treasurer. The treasurer (a) has charge and custody of and is responsible for all funds, securities, and other valuables of the Corporation, receives and gives receipts for moneys due and payable to the Corporation from any source whatsoever, and deposits all moneys in the name of the Corporation in such banks, trust companies, or other depositaries as are selected in accordance with the provisions of Article V of these Bylaws; (b) shall bring to the attention of the Board of Directors any and all measures which in his judgment are necessary and proper to be taken for the preservation and renewal of securities in his custody and for the enforcement of the rights secured thereby and shall render a statement of the accounts of the Corporation whenever required by the Board of Directors; and (c) in general performs all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors. The Board of Directors may at any time designate a Chief Financial Officer with such duties and authority as the Board may provide, which may include duties ascribed to the Treasurer hereunder.

5.11 Assistant Secretaries. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or a Vice President certificates for shares of the Corporation, the issuance of which has been authorized by a resolution of the Board of Directors. The Assistant Secretaries, in general, perform such duties as are assigned to them by the Secretary or by the President or the Board of Directors.

ARTICLE VI

Contracts, Loans, Checks, and Deposits

6.1 Contracts. In addition to the authority granted to the President, the Board of Directors may, by resolution and at any time, authorize any officer, officers, agent, or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. This authority may be general or confined to specific instances. Any such authorization shall be deemed the act of the Corporation.

6.2 Loans. No loans may be contracted on behalf of the Corporation and no evidences of indebtedness issued in its name unless authorized by a resolution of the Board of Directors. This authority may be general or confined to specific instances. Any such authorization shall be deemed the act of the Corporation.

6.3 Checks, Drafts, Etc. In addition to the authority granted to the President, the Board of Directors may, by resolution, at any time direct in what manner and by what officer, officers, agent, or agents of the Corporation any checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation will be signed. Any such authorization shall be deemed the act of the Corporation.

6.4 Deposits. All funds of the Corporation not otherwise employed will be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositaries as selected by the officer or officers authorized by the Board of Directors to make the selection.

ARTICLE VII

Certificates for Share and their Transfer

7.1 Certificates for Shares. Certificates representing shares of the Corporation are to be in the form determined by the board of directors. The certificates must be signed manually or by facsimile by the president or a vice president and by the secretary or an assistant secretary. All certificates for shares must be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, must be entered on the stock transfer books of the Corporation. The person in whose name shares stand on the books of the Corporation will be deemed by the Corporation to be the owner thereof for all purposes.

7.2 Transfer of Shares. Transfer of shares of the Corporation may be made only on the stock transfer books of the Corporation by the holder of record thereof or by his or her legal representative, who must furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the Corporation, and on surrender for cancellation of the certificate for the shares. All certificates surrendered to the Corporation for transfer will be canceled. No new certificate will be issued until the former certificate for a like number of shares has been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate, a new one may be issued therefor upon written request to the transfer agent or registrar of the Corporation on such terms and indemnity to the Corporation as the Board of Directors may prescribe.

ARTICLE VIII

Indemnification

8.1 Indemnification. The Corporation will indemnify each of its officers and Directors to the fullest extent permitted under the Act against all expense, liability, and loss (including, without limitation, attorney fees) incurred or suffered by such a person by reason of or arising from the fact that the person is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, and such indemnification will continue as to a person who has ceased to be a Director, officer, partner, trustee, employee, or agent and will inure to the benefit of his or her heirs, executors, and administrators. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation who are not Directors or officers with the same scope and effect as the indemnification provided in this Article to Directors and officers. The indemnification provided in this Article is not exclusive of any other rights to which any person may be entitled under any statute, bylaw, agreement, resolution of shareholders or Directors, contract, or otherwise.

8.2 Advancement of Expenses. Expenses incurred by a person in defending a proceeding shall in all cases be paid by the Corporation in advance of the final disposition of such proceeding at the written request of such person, if the person:

a. furnishes the Corporation a written affirmation of the person’s good faith belief that such person has met the standard of conduct described in the Act or is entitled to be indemnified by the Corporation under any other indemnification rights granted by the Corporation to such person; and

b. furnishes the Corporation a written undertaking to repay such advance to the extent it is ultimately determined by a court that such person is not entitled to be indemnified by the Corporation under this Article or under any other indemnification rights granted by the Corporation to such person.

Such advance shall be made without regard to the person’s ability to repay such advances and without regard to the person’s ultimate entitlement to indemnification under this Article or otherwise.

8.3 Effect of Amendment. No amendment to this Article that limits the obligation of the Corporation to indemnify any person will have any effect on that obligation for any act or omission that occurs before the effective date of the amendment.

ARTICLE IX

Dividends

Dividends may be declared by the Board of Directors in such form, in such amounts and at such times as the Board of Directors in its sole discretion shall determine, subject only to the requirements of law, and no dividends shall be paid or other distribution of earnings made except as directed by the Board of Directors.

ARTICLE X

Amendments

The shareholders may amend or repeal the Bylaws. In addition, the Board of Directors may amend or repeal the Bylaws unless the shareholders in amending or repealing a particular Bylaw provide expressly that the Board of Directors may not amend or repeal that Bylaw.

Adopted: March 29, 2013